Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                01/21/97
Collection Period                                     12/01/96 - 12/31/96

Balances and Factors

Beginning Pool Balance                                     420,583,135.87
Beginning Invested Amount                                  406,896,418.08
Beginning Investor Certificate Principal Balance           401,608,696.08

Ending Pool Balance                                        416,697,397.29                                 xv
Ending Invested Amount                                     402,405,715.89                                 xii
Ending Investor Certificate Principal Balance              397,117,993.89                                 xii

Pool Factor                                                     0.8261210

Rates and Percentages
Certificate Rate                                                    5.915%                                vii
Floating Allocation Percentage                                      96.75%                                i

Collections
Interest Collections (net of Servicing Fee)                  3,417,576.30                                 ii
Total Principal Collections                                 14,984,809.65                                 ii
   Principal Collections(Net of TDA)                        14,984,809.65
   Transfer Deposit Amounts                                          0.00

Servicer Advances                                                    0.00
Policy Draw Amount                                                   0.00                                 xiii
Deficiency Amount                                                    0.00                                 xiii

Investor Certificate Distributions (per $1,000 certificate)
Total Investor Certificate Interest Distribution                4.3926783
   Investor Certificate Interest                                4.3926783                                 viii
   Carryover Amount                                             0.0000000                                 v
   Interest on Carryover Amount                                 0.0000000
   Overdue Investor Certificate Interest                        0.0000000                                 v
   Interest on Overdue Investor Certificate Interest            0.0000000                                 v

Total Investor Certificate Principal Distribution               9.3419669                                 vii
   Principal Distribution Amount                                9.1900921
   Investor Certificate Liquidation Loss Amount*                0.1518748                                 xi
Total Investor Certificate Distribution                        13.7346452

Other Distributions
Servicing Fee                                                  175,242.97
Reimbursement of previous Servicer Advances                          0.00

*to be paid to Investor Certificateholders


                                  Page 5 of 6

Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                    0.00                                 iii
Current Period Liquidation Loss Amounts                         75,458.95                                 iii
Current Period Investor Certificate Liquidation Loss Amounts    73,006.53
Accumulated Charge Off Amounts                                       0.00                                 iii
Accumulated Liquidation Loss Amounts                           226,923.92                                 iii
Accumulated Investor Certificate Liquidation Loss Amounts      221,167.51

30-59 Days Delinquent                                                                                     xvi
  # of Accounts                                                       161
  Principal Balance                                          4,467,107.53

60-89 Days Delinquent
  # of Accounts                                                        45
  Principal Balance                                          1,232,656.61

90 and Greater Days Delinquent
  # of Accounts                                                        34
  Principal Balance                                            835,563.90

REO
  # of Accounts                                                         1                                 xvii
  Principal Balance                                             48,017.56


Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                             0.00                                 vi

Unreimbursed Servicer Advances                                       0.00                                 xix

Unreimbursed Liquidation Loss Amount                                 0.00                                 x

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                       700,803.91

Current Period Aggregate
Eligible Substitute Mortgage Loans                                   0.00
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Signet Bank, as Seller and Servicer

Signed:  /s/ Suzanne Bachman
Name: Suzanne Bachman
Title: Sr. Vice President


                                  Page 6 of 6